SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT dated as of October 30, 2015 (this “Agreement”) by and between Orgenesis Inc., a Nevada corporation (the “Company”), and _________________(the “Purchaser”).

WHEREAS, the Company wishes to undertake a financing, and pursuant to the terms and conditions of this Agreement, from time to time and as needed by the Company, the Company may issue and sell to the Purchaser and the Purchaser agrees to acquire from the Company, unsecured notes of the Company having an aggregate principal amount not exceeding _______Million Dollars ($____________) in the form of Exhibit A attached hereto (each, a “Note”, and collectively, the “Notes”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I
PURCHASE AND SALE OF SECURITIES; RESTRICTIVE LEGENDS

Section 1.1      Purchase and Sale of Notes. Upon the following terms and conditions, at the Company’s sole option and discretion, the Company shall issue, sell and deliver to the Purchaser from time to time as needed, and the Purchaser shall purchase from the Company, the Notes, up to an aggregate amount of $______________(the “Purchase Price”). The Company and the Purchaser are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), and/or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to any or all of the investments to be made hereunder.

Section 1.2     Issuance of Commitment Warrants. In consideration of the Purchaser’s commitment to lend to the Company up to the Purchase Price, upon execution of this Agreement by the Company and the Purchaser, the Company shall issue to the Purchaser warrants to purchase up to _________ 1 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), exercisable from the Termination Time (as defined in Section 1.3 (c ) below) through the third anniversary of the Termination Time), at a per share exercise price of $0.53, and otherwise shall contain the terms and condition specified in, and be in such form, as Exhibit B attached hereto (the “Commitment Warrants”). The Commitment Warrants are subject to cancellation if, for any reason whatsoever, the Purchaser does not honor a request by the Company for an Advance Amount (as defined in Section 1.3(a)) that is duly presented to the Purchaser as provided in Section 1.3(a) ..

Section 1.3     Release of Funds to the Company.

(a)     From time to time and as may be needed by the Company in its sole discretion, upon the Company’s written request to the Purchaser for an advance, the Purchaser hereby agrees to advance the sum of $500,000 or, if less, the remaining amount of the Purchase Price (an “Advance Amount”), and the Purchaser shall be entitled to the issuance of a Note in the principal amount of $500,000 or such lesser amount. As soon as reasonably practicable after the Company provides such written request for an advance to the Purchaser, but in any event within five (5) business days thereafter, the Purchaser shall cooperate with the Company to transfer an Advance Amount to an account identified by the Company in such written request, and the Company shall issue and deliver to the Purchaser a Note. The aggregate principal amount of the Notes issued hereunder shall not exceed the Purchase Price.

(b)     Issuance of Drawdown Warrants. Upon the issuance of each Note, the Company shall also issue to the Purchaser a warrant to purchase up to _____________shares of the Company Common Stock (the “Drawdown Warrant”; together with the Commitment Warrant, the “Warrants”). Each Drawdown warrant shall be exercisable through the third anniversary of its issuance and for a total of _________ 2 shares of Common Stock at a per share exercise price of $0.53, and shall contain the terms and condition specified in, and be in such form, as Exhibit B attached hereto (each a “Warrant” and collectively, the “Warrants”; together with the Notes, the “Securities”).

______________________________________
1Insert number of shares that is equal to the quotient of: (.25 X Purchase Price) / $0.53 .

(c)     Notwithstanding anything to the contrary contained herein, if the entire Purchase Price has not been funded by 5:00 p.m. Eastern Time on the Termination Time (as defined below), and the Purchaser and Company have not mutually agreed to extend such Termination Time to a later time, the Purchaser shall not be obligated to fund any additional portions of the Purchase Price to the Company. As used herein, the “Termination Time” shall mean November 30, 2016 or, if earlier, upon the closing of an Equity Based Financing in an amount exceeding $10 million; provided that in the event of such investment the Purchaser shall be entitled to early repayment only to the extent to which the gross proceeds of such investment exceed $10 million; provided further that any such repayment shall be allocated pro rata among all Notes then outstanding. The term “Equity Based Financing” shall mean the private placement by the Company of shares of Common Stock, or securities convertible into Common Stock, with aggregate gross proceeds to the Company of at least $10,000,000.

(d)     Acceptance by the Company. This Agreement will not be binding on the Company until accepted by it as evidenced by the Company’s execution of the Agreement in the space provided on the signature page hereof and, notwithstanding the date first written above, the Agreement will be deemed entered into on the date of such execution by the Company.

(e)     Legend on the Notes/Warrants. Each Note and Warrant shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

THE SECURITES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR AMBIENT CORPORATION SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1     Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of each date a Note and Warrant is issued to the Purchaser hereunder (each a “Closing Date”), as follows:

(a)     Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a material adverse effect on the business, operations, properties, or financial condition of the Company or its Subsidiaries. No proceeding or action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)     Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, and each of the other agreements or instruments entered into, or delivered, by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby, including, without limitation, the issuance of the Securities, have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors or stockholders is required. When executed and delivered by the Company, each of the Transaction Documents shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

_________________________________
2Insert number of shares that is equal to the quotient of: (.50 X Advance Amount) / $0.53 .

(c)     Issuance of Notes/Warrants. The Notes and Warrants to be issued at each Closing have been duly authorized by all necessary corporate action. When paid for or issued in accordance with the terms hereof, each of the Notes and Warrants shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind.

(d)     Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company, for the two years preceding the date hereof, has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act. At the times of their respective filings, all of the aforementioned reports, schedules, forms, statements and other documents required to be filed by it with the Commission (the “Commission Documents”) complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or year-end adjustments or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(e)     No Undisclosed Liabilities. The Company has not incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company’s business or which, individually or in the aggregate, are not reasonably likely to have a material adverse effect on the Company’s business and operations.

Section 2.2     Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows as of the date hereof and as of each Closing Date:

(a)     Organization and Standing of the Purchaser. [The Purchaser is an entity organized, validly existing and in good standing under the laws of the jurisdiction of its organization].

(b)     Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to purchase the Notes being sold to it hereunder. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action, and no further consent or authorization of the Purchaser is required. When executed and delivered by the Purchaser, the other Transaction Documents shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c)     No Conflict. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated thereby and hereby do not and will not (i) violate any provision of the Purchaser’s charter or organizational documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party or by which the Purchaser’s respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Purchaser or by which any property or asset of the Purchaser are bound or affected, except, in all cases, other than violations pursuant to clauses (ii) or (iii) (with respect to federal and state securities laws) above, except, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, materially and adversely affect the Purchaser’s ability to perform its obligations under the Transaction Documents.

(d)      Acquisition for Investment. The Purchaser is purchasing the Securities solely for its own account and not with a view to, or for sale in connection with, public sale or distribution thereof. The Purchaser does not have a present intention to sell the Securities, nor a present arrangement (whether or not legally binding) or intention to effect any distribution thereof to or through any person or entity. The Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, (ii) is able to bear the financial risks associated with an investment in the Securities and (iii) has been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser understands that its investment in the Securities involves a high degree of risk.

(e)     Rule 144. The Purchaser understands that the Securities must be held indefinitely unless they are registered under the Securities Act or an exemption from registration is available. The Purchaser acknowledges that it is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that the Purchaser has been advised that Rule 144 permits resales only under certain circumstances. The Purchaser understands that to the extent that Rule 144 is not available, the Purchaser will be unable to sell the Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(f)     General. The Purchaser understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Securities. The Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

(g)     No General Solicitation. The Purchaser acknowledges that the Securities were not offered to the Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, Internet website or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Purchaser was invited by any of the foregoing means of communications. The Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and its advisors.

(h)      Accredited Investor. The Purchaser is an “accredited investor” (as defined in Rule 501 of Regulation D), and the Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Purchaser is not a broker-dealer. The Purchaser has completed the Accredited Investor Status Certificate attached here to as Appendix I. The Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(i)     Certain Fees. The Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

(j)     Due Diligence. The Purchaser hereby represents that, in connection with the Purchaser’s investment or the Purchaser’s decision to purchase the Notes, the Purchaser has not relied on any statement or representation of any Person, including any such statement or representation by the Company or any of its controlling Persons, officers, directors, partners, agents and employees or any of its respective attorneys, except as specifically set forth herein.

ARTICLE III
CONDITIONS

Section 3.1     Conditions Precedent to the Obligation of the Company to Close and to Sell the Notes and Warrants. The obligation hereunder of the Company to close and issue and sell the Securities to the Purchaser at each Closing is subject to the satisfaction or waiver, at or before each Closing of the conditions set forth below; provided that the condition set forth in (d) below must be satisfied at or before the initial Closing only. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)     Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality which shall be true and correct in all respects) as of the date when made and as of each Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, which shall be true and correct in all respects) as of such date.

(b)     Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to each Closing Date.

(c)     Delivery of Purchase Price. The Company shall have received from the Purchaser the applicable Advance Amount.

(d)     Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchaser to the Company.

Section 3.2     Conditions Precedent to the Obligation of the Purchaser to Close and to Purchase the Notes. The obligation hereunder of the Purchaser to purchase the Securities and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before each Closing, of each of the conditions set forth below. These conditions are for the Purchaser’s sole benefit and may be waived by the Purchaser at any time in its sole discretion.

(a)     Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of the date when made and as of each Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or material adverse effect, which shall be true and correct in all respects) as of such date.

(b)     Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each Closing Date.

ARTICLE IV
MISCELLANEOUS

Section 4.1     Fees and Expenses. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation, execution and consummation of the transactions contemplated by this Agreement. The Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with the enforcement of this Agreement or any of the other Transaction Documents, including, without limitation, all reasonable attorneys’ fees and expenses.

Section 4.2     Consent to Jurisdiction; Venue. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Company and the Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 5.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company agrees to pay all costs and expenses of enforcement of the Transaction Documents, including, without limitation, reasonable attorneys’ fees and expenses. The parties hereby waive all rights to a trial by jury.

Section 4.3     Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor the Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 4.3 shall be binding upon the Purchaser (and their permitted assigns) and the Company.

Section 4.4     Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the third business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Orgenesis Inc.
21 Sparrow Circle
White Plains, Ny 10605
Attention: Chief Executive Officer
Tel. No.: (480) 659-6404
Fax No.: __________

with copies (which copies shall not	Pearl Cohen Zedek Latzer Baratz
constitute notice to the Company) to:	1500 Broadway
New York, NY 10036
Attention: Mark Cohen
Tel No. (646) 878-0800
Fax No.: +972-9-764-4834

If to the Purchaser:	_______________________________

with a copy to:	_________________________

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto pursuant to the provisions of this Section 7.4.

Section 4.5     Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 4.6     Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 4.7     Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After each Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

Section 4.8     No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 4.9     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 4.10     Survival. The representations and warranties of the Company and the Purchaser shall survive the execution and delivery hereof and the Closing hereunder.

Section 4.11     Counterparts. This Agreement may be executed in any number of counterparts (including those delivered by facsimile or other electronic means), all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 4.12     Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective authorized officers as of the date first above written.

ORGENESIS INC.

By:	/s/ Vered Caplan
Name: Vered Caplan
Title: Chief Executive Officer

PURCHASER:

Appendix I
to the
Securities Purchase Agreement dated as of October 30, 2015

ACCREDITED INVESTOR CERTIFICATION

Capitalized terms not specifically defined in this certificate shall have the meanings ascribed to such terms in the Securities Purchase Agreement to which this Certificate is attached.

The Purchaser hereby represents, warrants and certifies to the Company, as an integral part of the Securities Purchase Agreement, that he, she or it is and at the Closing Date will be correctly and accurately described in all respects described by the category or categories set forth directly next to which the Purchaser has marked below:

[  ] (1)           a natural person whose individual net worth, or joint net with that person’s spouse, at the date of this certificate exceeds $1,000,000, exclusive of the value of the primary residence of such person(s) and the related amount of indebtedness secured by the primary residence up to its fair market value;

[  ] (2)           a natural person who had an individual net income in excess of $200,000 in each of the two most recent fiscal years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

[  ] (3)           an organization described in Section 501(c ) (3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of $5,000,000;

[  ] 4          a director or executive officer of the Company;

[  ] 5         a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act of 1933, as amended;

[  ] 6          an entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Dated: __________________

_____________________________
[PURCHASER]

EXHIBIT A
TO
SECURITIES PURCHASE AGREEMENT

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

ORGENESIS INC.

Promissory Note
due November 30, 2016

No. ____	$_______________

Dated: __________

For value received, Orgenesis Inc., a Nevada corporation (the “Maker” or the “Company”), hereby promises to pay to the order of _____________(together with its successors, representatives, and permitted assigns, the “Holder”), in accordance with the terms hereinafter provided, the principal amount of ____________($_________), together with interest thereon.

All payments under or pursuant to this Note shall be made, without setoff or counterclaim and without any withholding or deduction whatsoever, in United States Dollars in immediately available funds to the Holder at the address of the Holder first set forth above or at such other place as the Holder may designate from time to time in writing to the Maker or by wire transfer of funds to the Holder’s account, instructions for which are attached hereto as Exhibit A. The outstanding principal balance of this Note shall be due and payable on November 30, 2016 (the “Maturity Date”) or at such earlier time as provided herein. This Note may be prepaid in whole or part without premium or penalty.

ARTICLE I

Section 1.1     Purchase Agreement. This Note has been executed and delivered pursuant to the Securities Purchase Agreement dated as of October 30, 2015 (the “Purchase Agreement”) by and between the Maker and Holder. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

Section 1.2     Interest. Beginning on the issuance date of this Note (the “Issuance Date”), the outstanding principal balance of this Note shall bear interest, in arrears, at a rate per annum equal to twelve percent (12%), payable quarterly commencing on the first business day following the first fiscal quarter-end following issuance and on the first business day of each following three-month period in cash. Interest shall be computed on the basis of a 360-day year of twelve (12) 30-day months and shall accrue commencing on the Issuance Date. Furthermore, upon the occurrence of an Event of Default (as defined in Section 2.1 hereof), then to the extent permitted by law, the Maker will pay interest to the Holder, payable on demand, on the outstanding principal balance of the Note from the date of the Event of Default until such Event of Default is cured at the rate of the lesser of twenty five percent (25%) and the maximum applicable legal rate per annum.

Section 1.3      Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

1

Section 1.4     Transfer. This Note may be transferred or sold, subject to the provisions of Section 4.8 of this Note, or pledged, hypothecated or otherwise granted as security by the Holder without the written consent of the Company.

Section 1.5     Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof) and a standard indemnity, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

ARTICLE II
EVENTS OF DEFAULT; REMEDIES

Section 2.1     Events of Default.

(a)     The occurrence of any of the following events shall be an “Event of Default” under this Note:

(i)     the Maker shall fail to make any principal or interest payments on the date such payments are due, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, and such default is not fully cured within two (2) business days after the Holder delivers written notice to the Maker of the occurrence thereof; or

(ii)     any material representation or warranty made by the Maker herein or in the Purchase Agreement or any other Transaction Document shall prove to have been false or incorrect or breached in a material respect on the date as of which made and the Holder delivers written notice to the Maker of the occurrence thereof; or

(iii)      the Maker shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (B) make a general assignment for the benefit of its creditors, (C) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (D) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (E) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), or admit in writing its inability to pay its debts (F) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (G) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(iv)     a proceeding or case shall be commenced in respect of the Maker, without its application or consent, in any court of competent jurisdiction, seeking (A) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (B) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or (C) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (A), (B) or (C) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of thirty (30) days.

Section 2.2     Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Holder of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 2.1 (a)(iii) or (iv), the outstanding principal balance and accrued interest hereunder shall be automatically due and payable and (ii) Sections 2.1 (a)(i)-(ii), Holder may demand the prepayment of this Note pursuant to Section 3.1 hereof, or (b) exercise or otherwise enforce any one or more of the Holder’s rights, powers, privileges, remedies and interests under this Note, the Purchase Agreement, or applicable law. In case of a default in the payment of any principal of or interest on a Note, the Maker will pay to the Holder such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, reasonable attorney’s fees, expenses and disbursements. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the right of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

2

ARTICLE III
PREPAYMENT

Section 3.1     Prepayment.

(a)     Prepayment Upon an Event of Default. Notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default described in Sections 2.1(a)(i) through a(ii) hereof, the Holder shall have the right, at such Holder’s option, to require the Maker to prepay in cash all or a portion of this Note at a price equal to one hundred percent (100%) of the aggregate principal amount of this Note being prepaid plus all accrued and unpaid interest applicable at the time of such request. Nothing in this Section 3.1(a) shall limit the Holder’s rights under Section 2.2 hereof.

(b)     Prepayment Upon Major Transaction. In addition to all other rights of the Holder contained herein, simultaneous with the occurrence of a Major Transaction (as defined below), the Maker shall prepay in cash all of the Holder’s Notes at a price equal to one hundred percent (100%) of the aggregate principal amount of this Note being prepaid plus all accrued and unpaid interest (the “Major Transaction Prepayment Price”).

(c)     Major Transaction. A “Major Transaction” shall be deemed to have occurred at such time as any of the following events:

(i)     the merger or consolidation of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity (except in connection with a merger involving the Company solely for the purpose, and with the sole effect, of reorganizing the Company under the laws of another jurisdiction; provided that the certificate of incorporation and bylaws (or similar charter or organizational documents) of the surviving entity are substantively identical to those of the Company and do not otherwise adversely impair the rights of the Purchaser) where the Company is not the surviving entity;

(ii)     the sale, transfer, lease, or other disposition of 50% or more of the consolidated assets of the Maker (as shown on the most recent financial statements of the Maker) in any single transaction or series of related transactions (other than the sale of inventory in the ordinary course of business), or the liquidation, dissolution, recapitalization or reorganization in any form of transaction, or acquisition of all or substantially all of the capital stock or assets of another business or entity to the extent not otherwise permitted by the Purchase Agreement; or

(iii)     the equity investment by any third party in the Maker pursuant to a transaction in which the Maker places shares of its common stock or securities convertible into common stock in consideration of gross proceeds paid into the Company of at least $10 million; provided that in the event of such investment the Holder shall be entitled to prepayment under Section 3.1(b) only to the extent to which the gross proceeds of such investment exceed $10 million; provided further that any such prepayment shall be allocated pro rata among all Notes then outstanding.

(d)      Mechanics of Prepayment at Option of Holder Upon Major Transaction. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Major Transaction, but not prior to the public announcement of such Major Transaction, the Maker shall deliver written notice thereof via facsimile and overnight courier (“Notice of Major Transaction”) to the Holder of this Note. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), the Holder of this Note may require the Maker to prepay, effective concurrently with the consummation of such Major Transaction, all or any portion of this Note then outstanding by delivering written notice thereof via facsimile and overnight courier (“Notice of Prepayment at Option of Holder Upon Major Transaction”) to the Maker, which Notice of Prepayment at Option of Holder Upon Major Transaction shall indicate (i) the principal amount of this Note that the Holder is electing to have prepaid and (ii) the applicable Major Transaction Prepayment Price, as calculated pursuant to Section 3.1(b) above.

3

(i)     Payment of Prepayment Price. Upon the Maker’s receipt of a Notice(s) of Prepayment at Option of Holder Upon Major Transaction from the Holder, the Maker shall immediately notify the Holder by facsimile of the Maker’s receipt of such Notice(s) of Prepayment at Option of Holder Upon Major Transaction and the Holder which has sent such a notice shall promptly submit to the Maker the Holder’s certificates representing this Note which the Holder has elected to have prepaid. The Maker shall deliver the applicable Major Transaction Prepayment Price immediately prior to the consummation of the Major Transaction; provided that the Holder’s original Note shall have been so delivered to the Maker. If the Maker shall fail to prepay all of the Notes submitted for prepayment (other than pursuant to a dispute as to the arithmetic calculation of the Prepayment Price), in addition to any remedy such holder of the Notes may have under this Note and the Purchase Agreement, the applicable Prepayment Price payable in respect of such Notes not prepaid shall bear interest at the rate of two percent (2%) per month (prorated for partial months) or the maximum rate permitted by law, if less, until paid in full. Until the Maker pays such unpaid applicable Prepayment Price in full to a holder of the Notes submitted for prepayment, such holder shall have the option (the “Void Optional Prepayment Option”) to, in lieu of prepayment, require the Maker to promptly return to such holder(s) all of the Notes that were submitted for prepayment by such holder(s) under this Section 3.1 and for which the applicable Prepayment Price has not been paid, by sending written notice thereof to the Maker via facsimile (the “Void Optional Prepayment Notice”). Upon the Maker’s receipt of such Void Optional Prepayment Notice(s) and prior to payment of the full applicable Prepayment Price to such holder, (i) the Notice(s) of Prepayment at Option of Holder Upon Major Transaction shall be null and void with respect to those Notes submitted for prepayment and for which the applicable Prepayment Price has not been paid, (ii) the Maker shall immediately return any Notes submitted to the Maker by each holder for prepayment under this Section 3.1(j) and for which the applicable Prepayment Price has not been paid. A holder’s delivery of a Void Optional Prepayment Notice and exercise of its rights following such notice shall not affect the Maker’s obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 3.1 shall have priority to payments to stockholders in connection with a Major Transaction.

Section 3.2     No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Maker or of any other matter, or any other rights as a shareholder of the Maker.

ARTICLE IV
MISCELLANEOUS

Section 4.1     Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, telecopy or facsimile at the address or number designated in the Purchase Agreement (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Section 4.2     Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

4

Section 4.3      Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

Section 4.4      Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, the Transaction Documents, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by the Maker to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Maker (or the performance thereof). The Maker acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Holder and that the remedy at law for any such breach may be inadequate. Therefore the Maker agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.5     Enforcement Expenses. The Maker agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys’ fees and expenses.

Section 4.6     Binding Effect. The obligations of the Maker and the Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

Section 4.7     Amendments. This Note may not be modified or amended in any manner except in writing executed by the Maker and the Holder.

Section 4.8     Compliance with Securities Laws. The Holder of this Note acknowledges that this Note is being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder shall not offer, sell or otherwise dispose of this Note. This Note and any Note issued in substitution or replacement therefor shall be stamped or imprinted with a legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE MAY BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.”

Section 4.9     Specific Performance; Consent to Jurisdiction; Venue.

(a)     The Maker and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Note or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)     The parties agree that venue for any dispute arising under this Note will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York. The Maker and Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 4.9 shall affect or limit any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury.

5

Section 4.10     Parties in Interest. This Note shall be binding upon, inure to the benefit of and be enforceable by the Maker, the Holder and their respective successors and permitted assigns.

Section 4.11      Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No delay or omission on the part of the Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by the Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion

Section 4.12     Maker Waivers. Except as otherwise specifically provided herein, the Maker and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Maker liable for the payment of this Note, AND THE PARTIES HERETO DO HEREBY WAIVE TRIAL BY JURY.

(a)     THE MAKER ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE HOLDER OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

Section 4.13     Transfer and Assignment. The Holder may transfer or assign this Note without the consent of the Maker. The Maker may not transfer or assign this Note or its obligations hereunder without the consent of the Holder

6

IN WITNESS WHEREOF, the Maker has caused this Note to be signed on the day and year first above written.

ORGENESIS INC.

By:
Name:
Title:

7